(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5578

MKS Instruments Reports Fourth Quarter and
Full Year 2013 Financial Results

Q4 Revenue up 23% sequentially and up 53% from Q4 2012

Andover, Mass., January 29, 2014 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reports fourth quarter and full year 2013 financial results.

Fourth Quarter Financial Results

Sales were $204 million, an increase of 23% from $166 million in the third quarter of 2013, and an increase of 53% from $134 million in the fourth quarter of 2012.

Fourth quarter net income was $20.2 million, or $0.38 per diluted share, compared to net income of $2.5 million, or $0.05 per diluted share in the third quarter of 2013, and $4.1 million, or $0.08 per diluted share in the fourth quarter of 2012.

Non-GAAP net earnings, which exclude special charges, were $22.3 million, or $0.42 per diluted share, compared to $13.3 million, or $0.25 per diluted share in the third quarter of 2013, and $5.1 million, or $0.10 per diluted share in the fourth quarter of 2012.

Fourth Quarter Financial Results

	GAAP Results	Non-GAAP Results
Net revenues ($ millions)	$204	$204
Operating margin	15.1%	16.7%
Net income ($ millions)	$20.2	$22.3
Diluted EPS	$0.38	$0.42

Full Year Results

Sales were $669 million, an increase of 4% from $644 million in 2012. Net income was $35.8 million, or $0.67 per diluted share, compared to $48.0 million, or $0.90 per diluted share in 2012. Non-GAAP net earnings were $48.4 million, or $0.90 per diluted share, compared to $53.3 million, or $1.00 per diluted share in 2012. We ended the year with a strong balance sheet with $650 million in cash and investments, or approximately $12 per share. Total book value, net of goodwill and intangibles, was $857 million or approximately $16 per share.

Gerald Colella, Chief Executive Officer and President, said, “I’m very pleased with our strong financial and operational performance in 2013 and, in particular, with our strong finish to the year. The year culminated with December being the strongest month of the year, due in part to a significant first-phase semiconductor fab build-out in China. Business levels continue to be very healthy entering 2014. For the new year, we will continue to focus on exceeding customer requirements, leveraging growth in our existing and new markets, and increasing long-term shareholder value.

“Based on current business levels, we expect that sales in the first quarter of 2014 may range from $190 to $205 million, and at these volumes, our non-GAAP and GAAP net earnings could range from $0.35 to $0.48 per share.”

Conference Call Details

A conference call with management will be held on Thursday, January 30, 2014 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 30134845, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, costs associated with completed acquisitions, restructuring charges, certain excess and obsolete inventory charges, litigation settlements and related insurance reimbursements, certain supplemental executive retirement costs, discrete tax benefits and charges and the related tax effect of any adjustments. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

Forward-Looking Statements
This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended (Note 6)
	December 31, 2013	December 31, 2012	September 30, 2013
Net revenues:
Products	$179,319	$108,788	$139,846
Services	25,075	25,008	26,607

Total net revenues	204,394	133,796	166,453
Cost of revenues:
Products	99,874	66,535	87,809
Services	16,840	14,660	16,410

Total cost of revenues	116,714	81,195	104,219
Gross profit	87,680	52,601	62,234
Research and development	16,252	14,207	15,257
Selling, general and administrative	39,874	30,853	33,158
Restructuring	—	343	1,126
Amortization of intangible assets	602	583	361

Income from operations	30,952	6,615	12,332
Interest income, net	204	245	208

Income before income taxes	31,156	6,860	12,540
Provision for income taxes	10,919	2,751	10,082

Net income	$20,237	$4,109	$2,458

Net income per share:
Basic	$0.38	$0.08	$0.05
Diluted	$0.38	$0.08	$0.05
Cash dividends per common share	$0.16	$0.16	$0.16
Weighted average shares outstanding:
Basic	53,251	52,707	53,165
Diluted	53,695	53,217	53,513
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$20,237	$4,109	$2,458
Adjustments (net of tax, if applicable):
Income tax charge (Note 1)	—	—	6,481
Credits on U.S. tax expense (Note 2)	—	—	(1,200)
Executive retirement costs (Note 3)	2,581	—	—
Excess and obsolete charge (Note 4)	—	—	6,423
Acquisition inventory step-up	—	202	—
Restructuring (Note 5)	—	343	1,126
Amortization of intangible assets	602	583	361
Pro forma tax adjustments	(1,100)	(132)	(2,355)

Non-GAAP net earnings (Note 6)	$22,320	$5,105	$13,294

Non-GAAP net earnings per share (Note 6)	$0.42	$0.10	$0.25

Weighted average shares outstanding	53,695	53,217	53,513
Income from operations	$30,952	$6,615	$12,332
Adjustments:
Executive retirement costs (Note 3)	2,581	—	—
Excess and obsolete charge (Note 4)	—	—	6,423
Acquisition inventory step-up	—	202	—
Restructuring (Note 5)	—	343	1,126
Amortization of intangible assets	602	583	361

Non-GAAP income from operations	$34,135	$7,743	$20,242

Non-GAAP operating margin percentage	16.7%	5.8%	12.2%

Gross profit	$87,680	$52,601	$62,234
Excess and obsolete charge (Note 4)	—	—	6,423

Non-GAAP gross profit	$87,680	$52,601	$68,657

Non-GAAP gross profit percentage	42.9%	39.3%	41.2%

Note 1: In the third quarter of 2013, we incurred income tax charges of $6.5 million related to an election to pay currently, at a substantially reduced rate, taxes on certain accumulated earnings from the years 2001 to 2011 of one of our foreign subsidiaries.

Note 2: In the third quarter of 2013, we received $1.2 million in credits against U.S. tax expense on amended returns related to prior years.

Note 3: In the fourth quarter of 2013, the Company’s Chief Executive Officer retired and $2.6 million of costs related to his supplemental executive retirement plan and other benefits were recognized and recorded in selling, general and administrative expenses for the three and twelve month periods ended December 31, 2013.

Note 4: Cost of sales for the three month period ended September 30, 2013, include $6.4 million of special charges for obsolete inventory related to unique product in a solar application in which slowing market conditions provide uncertainty as to the net realizable value of this inventory.

Note 5: The three month periods ended September 30, 2013 and December 31, 2012 include restructuring charges primarily for severance related costs related to the consolidation of certain facilities.

Note 6: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, restructurings, costs associated with completed acquisitions, certain supplemental executive retirement costs, a benefit related to an insurance reimbursement, excess and obsolete charge related to unique product in a solar application and the related tax effect of these adjustments and pro-forma income tax adjustments to reflect the expected full year effective tax rate in the quarter.

MKS Instruments, Inc.
Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate
(In thousands)

	Three Months Ended December 31, 2013			Three Months Ended September 30, 2013
	Income Before	Provision for	Effective	Income Before	Provision for	Effective
	Income Taxes	Income Taxes	Tax Rate	Income Taxes	Income Taxes	Tax Rate
GAAP	$31,156	$10,919	35.0%	$12,540	$10,082	80.4%
Adjustments:
Income tax charge (Note 1)	—	—		—	(6,481)
Credits on U.S. tax expense (Note 2)	—	—		—	1,200
Executive retirement costs (Note 4)	2,581	—		—	—
Excess and obsolete charge (Note 6)	—	—		6,423	—
Restructuring (Note 8)	—	—		1,126	—
Amortization of intangible assets	602	—		361	—
Tax effect of pro forma adjustments	—	1,124		—	767
Adjustment to pro forma tax rate	—	(24)		—	1,588

Non-GAAP	$34,339	$12,019	35.0%	$20,450	$7,156	35.0%

	Three Months Ended December 31, 2012
	Income Before	Provision for	Effective
	Income Taxes	Income Taxes	Tax Rate
GAAP	$6,860	$2,751	40.1%
Adjustments:
Acquisition inventory step-up	202	—
Restructuring (Note 8)	343	—
Amortization of intangible assets	583	—
Tax effect of pro forma adjustments	—	338
Adjustment to pro forma tax rate	—	(206)

Non-GAAP	$7,988	$2,883	36.1%

	Twelve Months Ended December 31, 2013			Twelve Months Ended December 31, 2012
	Income Before	Provision for	Effective	Income Before	Provision for	Effective
	Income Taxes	Income Taxes	Tax Rate	Income Taxes	Income Taxes	Tax Rate
GAAP	$59,301	$23,525	39.7%	$75,136	$27,107	36.1%
Adjustments:
Income tax charge (Note 1)	—	(6,481)		—	—
Credits on U.S. tax expense (Note 2)	—	1,200		—	—
Tax benefit (Note 3)	—	2,353		—	—
Executive retirement costs (Note 4)	2,581	—		—	—
Insurance reimbursement (Note 5)	(1,071)	—		—	—
Litigation (Note 5)	—	—		5,316	—
Excess and obsolete charge (Note 6)	6,423	—		—	—
Completed acquisition costs (Note 7)	171	—		1,258	—
Acquisition inventory step-up	—	—		303	—
Restructuring (Note 8)	1,364	—		343	—
Amortization of intangible assets	2,139	—		1,036	—
Tax effect of pro forma adjustments	—	1,923		—	2,948

Non-GAAP	$70,908	$22,520	31.8%	$83,392	$30,055	36.0%

Note 1: In the third quarter of 2013, we incurred income tax charges of $6.5 million related to an election to pay currently, at a substantially reduced rate, taxes on certain accumulated earnings from the years 2001 to 2011 of one of our foreign subsidiaries.

Note 2: In the third quarter of 2013, we received $1.2 million in credits against U.S. tax expense on amended returns related to prior years.

Note 3: Tax benefit related to the enactment of the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 4: In the fourth quarter of 2013, the Company’s Chief Executive Officer retired and $2.6 million of costs related to his supplemental executive retirement plan and other benefits were recognized and recorded in selling, general and administrative expenses for the three and twelve month periods ended December 31, 2013.

Note 5: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit. In the second quarter of 2013, we recovered $1.1 million from our insurance company relating to the prior year settlement.

Note 6: Cost of sales for the three month period ended September 30, 2013, include $6.4 million of special charges for obsolete inventory related to unique product in a solar application in which slowing market conditions provide uncertainty as to the net realizable value of this inventory.

Note 7: Costs related to the Company’s acquisition of Alter Power Systems S.r.l., in March 2013, are comprised of legal fees. Costs related to the Company’s acquisition of Plasmart, Inc. in August 2012, are comprised of investment banking fees, legal fees and due diligence fees.

Note 8: The three months ended September 30, 2013 and December 31, 2012 and the twelve month periods ended December 31, 2013 and 2012 include restructuring charges primarily for severance related costs related to the consolidation of certain facilities.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Twelve Months Ended
	December 31, (Note 9)
	2013	2012
Net revenues:
Products	$568,317	$536,774
Services	101,103	106,734

Total net revenues	669,420	643,508
Cost of revenues:
Products	337,464	310,485
Services	65,382	63,544

Total cost of revenues	402,846	374,029
Gross profit	266,574	269,479
Research and development	63,570	60,118
Selling, general and administrative	142,014	127,185
Insurance reimbursement	(1,071)	—
Litigation	—	5,316
Completed acquisition costs	171	1,258
Restructuring	1,364	343
Amortization of intangible assets	2,139	1,036

Income from operations	58,387	74,223
Interest income, net	914	913

Income before income taxes	59,301	75,136
Provision for income taxes	23,525	27,107

Net income	$35,776	$48,029

Net income per share:
Basic	$0.67	$0.91
Diluted	$0.67	$0.90
Cash dividends per common share	$0.64	$0.62
Weighted average shares outstanding:
Basic	53,061	52,686
Diluted	53,481	53,234
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$35,776	$48,029
Adjustments (net of tax, if applicable):
Income tax charge (Note 1)	6,481	—
Credits on U.S. tax expense (Note 2)	(1,200)	—
Tax benefit (Note 3)	(2,353)	—
Executive retirement costs (Note 4)	2,581	—
Insurance reimbursement (Note 5)	(1,071)	—
Litigation (Note 5)	—	5,316
Excess and obsolete charge (Note 6)	6,423	—
Acquisition inventory step-up	—	303
Completed acquisition costs (Note 7)	171	1,258
Restructuring (Note 8)	1,364	343
Amortization of intangible assets	2,139	1,036
Pro forma tax adjustments	(1,923)	(2,948)

Non-GAAP net earnings (Note 9)	$48,388	$53,337

Non-GAAP net earnings per share (Note 9)	$0.90	$1.00

Weighted average shares outstanding	53,481	53,234
Income from operations	$58,387	$74,223
Adjustments:
Executive retirement costs (Note 4)	2,581	—
Insurance reimbursement (Note 5)	(1,071)	—
Litigation (Note 5)	—	5,316
Excess and obsolete charge (Note 6)	6,423	—
Acquisition inventory step-up	—	303
Completed acquisition costs (Note 7)	171	1,258
Restructuring (Note 8)	1,364	343
Amortization of intangible assets	2,139	1,036

Non-GAAP income from operations	$69,994	$82,479

Non-GAAP operating margin percentage	10.5%	12.8%

Gross profit	$266,574	$269,479
Excess and obsolete charge (Note 6)	6,423	—

Non-GAAP gross profit	$272,997	$269,479

Non-GAAP gross profit percentage	40.8%	41.9%

Note 1: In the third quarter of 2013, we incurred income tax charges of $6.5 million related to an election to pay currently, at a substantially reduced rate, taxes on certain accumulated earnings from the years 2001 to 2011 of one of our foreign subsidiaries.

Note 2: In the third quarter of 2013, we received $1.2 million in credits against U.S. tax expense on amended returns related to prior years.

Note 3: Tax benefit related to the enactment of the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 4: In the fourth quarter of 2013, the Company’s Chief Executive Officer retired and $2.6 million of costs related to his supplemental executive retirement plan and other benefits were recognized and recorded in selling, general and administrative expenses for the three and twelve month periods ended December 31, 2013.

Note 5: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit. In the second quarter of 2013, we recovered $1.1 million from our insurance company relating to the prior year settlement.

Note 6: Cost of sales for the three month period ended September 30, 2013, include $6.4 million of special charges for obsolete inventory related to unique product in a solar application in which slowing market conditions provide uncertainty as to the net realizable value of this inventory.

Note 7: Costs related to the Company’s acquisition of Alter Power Systems S.r.l., in March 2013, are comprised of legal fees. Costs related to the Company’s acquisition of Plasmart, Inc. in August 2012, are comprised of investment banking fees, legal fees and due diligence fees.

Note 8: The twelve month periods ended December 31, 2013 and December 31, 2012 include restructuring charges primarily for severance related costs related to the consolidation of certain facilities.

Note 9: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, restructurings, costs associated with completed acquisitions, a litigation settlement, a benefit related to an insurance reimbursement, excess and obsolete charge related to unique product in a solar application, certain supplemental executive retirement costs and the related tax effect of these adjustments and pro-forma income tax adjustments to reflect the expected full year effective tax rate in the quarter.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	December 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$278,502	$287,588
Short-term investments	311,115	327,653
Trade accounts receivable, net	116,744	82,060
Inventories	142,727	134,639
Deferred income taxes	10,629	8,194
Other current assets	16,715	28,048

Total current assets	876,432	868,182
Property, plant and equipment, net	77,536	80,516
Long-term investments	60,405	12,158
Goodwill	150,909	150,733
Intangible assets, net	13,090	11,561
Other assets	34,646	29,412

Total assets	$1,213,018	$1,152,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$40,074	$16,803
Accrued compensation	43,662	20,955
Income taxes payable	10,444	4,148
Other current liabilities	34,242	37,405

Total current liabilities	128,422	79,311
Other liabilities	63,073	61,095
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	730,571	718,005
Retained earnings	278,966	278,583
Other stockholders’ equity	11,873	15,455

Total stockholders’ equity	1,021,523	1,012,156

Total liabilities and stockholders’ equity	$1,213,018	$1,152,562